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                                                                      EXHIBIT 99

                      [LETTERHEAD OF DIME BANCORP, INC.]


                                        CONTACT:  FRANKLIN L. WRIGHT
                                                  (212) 326-6170

                                                         OR

                                                  DAVID NEIBART
                                                  GAVIN ANDERSON & COMPANY
                                                  (212) 373-0200

APRIL 25, 1997
97/3

FOR IMMEDIATE RELEASE
---------------------


                   DIME BANCORP, INC. DECLARES CASH DIVIDEND


     New York, NY -- April 25, 1997 -- Dime Bancorp, Inc. (NYSE: DME), parent company of The Dime Savings Bank of New York, FSB, today announced that its Board of Directors had declared a cash dividend of $0.04 per common share. The dividend will be paid on June 16, 1997 to stockholders of record as of the close of business on May 16, 1997.

     Lawrence J. Toal, President and Chief Executive Officer, said, "the announcement of a cash dividend allows our stockholders to participate directly in our improved performance. We've made substantial progress in improving our operating performance and strengthening our balance sheet over the past several years and we believe that we have laid the foundation for the future. The declaration of this dividend is intended to underscore both our confidence in that future and our commitment to shareholder value."

     At March 31, 1997, Dime had assets of $18.5 billion, deposits of $12.8 billion, and stockholders' equity of $1.1 billion. The Bank operates 85 branches in the greater New York metropolitan area and one branch in Florida. Dime originates loans in selected markets throughout the United States.

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